Exhibit 10.3

Lease Contract

Party A: Changzhou Hongce Urban Development and Construction Co., Ltd.

Party B: YLAN Technology (Changzhou) Co., Ltd.

Party C: Jiangsu Changzhou Tianning Economic Development Zone Management Committee

Party A and Party C are the entities recognized by the owner of the leased premises and designated to implement specific management. Party B is the lessee, who intends to lease the Automobile Intelligent Parts Industrial Park to carry out office, production and operation activities. Party B agrees to the operation and management mode of Party A and Party C, and undertakes to accept the management of Party A and Party C in accordance with the terms of this Contract, and to pay the relevant fees as agreed herein to Party A’s account on time.

Pursuant to the provisions of the Civil Code of the People’s Republic of China and other applicable laws and regulations, this Lease Contract (“this Contract”) is made and entered into by and among Party A, Party B and Party C through consensus for joint compliance.

Article I Location, Area, Function and Use of the Leased Premises

1.1 Party B leases the 8th floor of Building 11, Intelligent Parts Industrial Park, 6 Beitanghe East Road, with a lease area of 1,500m2. (The actual area shall be subject to the real estate certificate, and the excess or deficiency shall be adjusted accordingly.)

1.2 Party B leases the premises for office or production use. The use of the premises shall comply with the applicable national and local regulations on premises use and property management. If Party B needs to change the use function, it shall obtain the written consent of Party A. All procedures required for the change of use function shall be handled by Party B in accordance with the regulations and must be approved by the relevant departments. Party B shall bear all expenses incurred due to the change of use function.

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1.3 Party B is strictly prohibited from subletting the leased premises to other entities or individuals. If Party B sublets the premises without authorization, Party A shall be entitled to rescind this Contract unilaterally.

Article II Lease Term

2.1 The lease term shall be 3 years, starting from July 1, 2023 and ending on June 30, 2026. Among which, the period from July 1, 2023 to December 31, 2023 is the renovation period, and no rent will be charged during the renovation period.

2.2 At the expiration of the lease term, Party A shall be entitled to reclaim the premises, and Party B shall return the premises on time. If Party B needs to continue leasing the premises, it shall submit a written application for renewal to Party A two months before the expiration of the lease term. After Party A’s approval, a new lease contract shall be signed. Party B shall have the priority to renew the lease under the same leasing conditions.

Article III Delivery of the Leased Premises

3.1 Within 10 days from the effective date of this Contract, after Party B pays the first rent and the lease deposit in one lump sum, Party A shall deliver the leased premises to Party B for use in its current condition, and Party B agrees to lease the leased premises and facilities in their current condition. If any new unapproved construction is found, Party A shall be entitled to rescind this Contract prematurely.

Article IV Lease Fees and Payment Time

4.1 Lease deposit

4.1.1 Party B shall pay a lump-sum lease deposit of RMB 27,375 (equivalent to one month’s rent) within 10 days from the date of signing this Contract. If Party B fails to pay the agreed deposit in full and on time within 10 days after signing this Contract, Party A shall be entitled to rescind this Contract prematurely.

4.1.2 During the lease term, if Party B fails to pay the rent, property management fee, utility bills, internet fee, compensation for damages and other fees that Party B should pay to Party A or a third party, and such fees will or may cause Party A to bear, Party A shall be entitled to deduct the fees directly from the deposit after written notice to Party B.

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4.1.3 Upon the expiration of the lease term, Party A shall return the remaining deposit to Party B without interest within 15 days after Party B has paid all the rent, prepaid utility bills and all other fees incurred due to this lease, and has fulfilled the responsibilities as agreed herein, such as returning the leased premises to Party A as agreed. If Party B moves out in advance during the lease term as agreed herein or this Contract is rescinded prematurely due to reasons other than Party B, the specific amount of deposit refund shall be subject to the amount agreed after negotiation between Party A and Party B.

4.2 Rent: The rent shall be calculated based on the lease area of 1,500m2, RMB 0.6/square meter per day, and the annual rent shall be RMB 328,500. The rent shall be paid quarterly, with RMB 82,125 per quarter. The rent shall be paid in advance. The first rent shall be paid 10 days before the move-in, and the rent for each subsequent quarter shall be paid one month in advance.

The account name, bank and number of Party A are as follows:

Name: Changzhou Hongce Urban Development and Construction Co., Ltd.

Account No.: ***************

Account Bank: Bank of Jiangsu Tianning Sub-branch

4.3 Property management fee: The property contract shall be signed separately by Party B and the property management company. The actual property fees shall be settled between Party B and the property management company.

4.4 The payment method for property management fee, utility bills and elevator fee during the lease term shall be agreed separately between Party B and the property management company.

Article V Transfer of the Leased Premises

If the ownership of all or part of the leased premises is transferred during the lease term, Party A shall ensure that the transferee continues to perform this Contract. Under the same conditions of transfer, Party B has the preemptive right to purchase the leased premises.

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Article VI Maintenance and Repair of Dedicated Facilities and Sites

6.1 Party B shall be entitled to use the facilities belonging to the leased premises during the lease term. Party B shall be responsible for the maintenance and repair of the facilities within the leased premises, and ensure that the dedicated facilities are returned to Party A in a reliable operating condition along with the leased premises at the termination of this Contract. Party A shall be entitled to inspect and supervise this.

6.2 Party B shall be responsible for the proper use and maintenance of the appurtenances of the leased premises, and shall promptly eliminate any possible faults and hazards to avoid any possible hidden dangers.

6.3 Party B shall take good care of the leased premises during the lease term. If the leased premises are damaged due to improper use by Party B, Party B shall be responsible for the repair, and the cost shall be borne by Party B. If the leased premises are seriously damaged and cannot be repaired due to improper use by Party B, Party B shall bear the compensation cost for the damaged items, which shall be deducted from the deposit of Party B.

Article VII Fire Protection and Safety

7.1 During the lease term, Party B shall strictly abide by the Regulations of the People’s Republic of China on Fire Protection and other relevant management systems, and actively cooperate with Party A in fire protection. Otherwise, Party B shall be responsible for all the liabilities and losses arising therefrom.

7.2 Party B shall configure fire extinguishers within the leased premises in accordance with relevant regulations, and it is strictly prohibited to use the fire protection facilities in the building for other purposes.

7.3 If temporary level 1 fire operation (including open flame operation such as electric welding and gas welding) is needed within the leased premises for repair and other matters, the approval of the fire department is required.

7.4 Party B shall be fully responsible for the fire safety of the leased premises in accordance with the regulations of the fire department. Party A shall be entitled to inspect the fire safety of the leased premises within a reasonable time agreed by the parties, but shall notify Party B in writing in advance. Party B shall not unreasonably refuse or delay giving consent.

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7.5 Party B shall be fully responsible for the property, production and personal safety of employees in its unit (including the leased premises) in accordance with relevant regulations. Party A shall be entitled to conduct inspections within a reasonable time, but shall notify Party B in writing in advance. For the losses or injuries that have been caused, Party B shall organize rescue in time and bear all the expenses incurred therefrom. If a safety accident occurs, Party B shall solve and handle it by itself, and Party A shall not bear any liability for compensation.

Article VIII Property Management

8.1 Upon the expiration of the lease term or premature termination of this Contract, Party B shall clean up the leased premises, complete the move-out, and return the leased premises to Party A on the date of expiration or premature termination. If Party B does not clean up the debris when returning the leased premises, Party B shall be responsible for the fees incurred by Party A for cleaning the debris.

8.2 Party B must comply with the laws and regulations of the People’s Republic of China and the relevant regulations of Party A on the property management of the leased premises when using the leased premises. In case of any violation, Party B shall bear the corresponding liability. If the losses are caused by Party B’s violation of the above regulations, thus affecting the normal operation of other users around the building, Party B shall be liable for the compensation.

Article IX Renovation

9.1 If Party B needs to renovate or rebuild the leased premises during the lease term, it shall submit a renovation or reconstruction design scheme to Party A in advance and obtain the written consent of Party A. At the same time, it shall apply to the relevant government departments for approval or filing. If the renovation or reconstruction plan may affect the public areas and other adjacent users, Party A may object to the scheme, and Party B shall make modifications. The renovation and reconstruction costs shall be borne by Party B.

9.2 When this Contract expires, terminates or is rescinded, and the premises are returned, the movable property invested by Party B can be taken away by Party B. Party A will not make any compensation for the ancillary facilities that Party B has renovated or added by itself. For the premises that have been renovated or the ancillary facilities that have been added without the written consent of Party A or beyond the scope and requirements of Party A’s written consent, Party B shall, before the expiration of the lease term, restore the premises to its original state according to Party A’s requirements and compensate for all the losses caused thereby, unless exempted from removal with Party A’s approval.

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Article X Premature Termination of Contract

10.1 If Party B fails to pay property management fees, utility bills and other fees for more than 10 days during the lease term, Party A shall be entitled to rescind this Contract prematurely and stop Party B from using the leased premises and the relevant facilities inside. All losses caused thereby (including, but not limited to, the losses of Party B and the sub-tenant) shall be borne by Party B in full.

If Party B fails to pay the rent for more than 1 month, Party A shall be entitled to terminate this Contract. Also, the rent, deposit and property management fees that Party A has collected will not be refunded. In this case, Party B must vacate the premises within 15 days from the date of Party A’s notice to ensure Party A’s normal use.

This Contract shall be automatically terminated upon receipt by Party B (including the sub-tenant) of Party A’s written notice of rescission of this Contract by fax or letter. Party A shall be entitled to retain the property rights of Party B (including the property of the sub-tenant) within the leased premises. Three days after the issuance of the written notice of termination of the contract, Party A will apply for auction of the retained property to offset the full amount of fees that Party B should pay due to the lease.

Article XI Exceptions

11.1 If either party is unable to perform this Contract due to a severe natural disaster, war, or other unforeseeable event, the party shall immediately notify the other party in an effective manner and provide details of the force majeure and documentary evidence of the inability to perform or partially perform the contract within thirty days. The parties shall be exempt from liability.

11.2 In case of relocation due to national expropriation or government planning and construction, this Contract shall be terminated. Both Party A and Party B shall obey unconditionally. All compensation shall belong to Party A and have nothing to do with Party B. Party A shall not compensate Party B for any economic losses.

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Article XII Termination

Party A and Party B confirm and acknowledge that if this Contract is terminated prematurely or the valid period expires, and the parties have not reached a renewal agreement, Party B shall move out of the leased premises within ten days before the termination date or the expiration of the lease term and return the leased premises to Party A. If Party B fails to move out or return the leased premises on time, Party B shall pay Party A three times the agreed rent as liquidated damages. At the same time, if Party A has notified Party B in writing to move out, and Party B still does not move out, Party A shall be entitled to dispose of the items placed by Party B within the leased premises at its own discretion and no longer provide water and electricity. All losses caused thereby shall be borne by Party B.

Article XIII Advertising

13.1 If Party B needs to set up billboards or promotional slogans on the exterior façade of the leased premises, it shall complete the relevant approval procedures in accordance with government regulations and report to Party A for the record and approval.

13.2 If Party B needs to set up billboards around the leased premises, it shall obtain the written consent of Party A and follow the relevant government regulations.

Article XIV Relevant Taxes and Dues

In accordance with national and Changzhou regulations, the stamp duty, registration fee, notary fee, and other relevant taxes and dues (excluding rental income tax) payable due to this Contract shall be borne by Party A as the lessor and Party B as the lessee respectively in accordance with relevant regulations. Party A shall be responsible for or assist in handling the relevant registration procedures.

Article XV Notices and Announcements

15.1 All notices, documents, and notices and requests related to this Contract required to be sent under this Contract shall be made in writing. Party B’s address for service shall be Intelligent Parts Industrial Park, 6 Beitanghe East Road. Any notices, documents, etc. sent by Party A to Party B shall be deemed to have been served upon delivery to the address. If the above address for service confirmed by Party B is inaccurate, Party B refuses to sign, no one signs, etc., resulting in the return of Party A’s relevant notices, documents, and litigation documents that have not been actually received by Party B, the date of return shall be deemed to be the date of service.

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15.2 Public information such as notices and announcements posted by Party A on the bulletin board in the park where the leased premises are located shall be deemed to have been notified to Party B after the date of posting.

Article XVI Governing Law

16.1 Any disputes arising during the performance of this Contract shall be resolved through negotiation between the parties. If the negotiation fails, the lawsuit shall be filed with the court where the leased premises are located.

16.2 If Party B violates the terms of this Contract and causes a lawsuit, Party A shall be entitled to take measures such as suspending water and electricity supply in advance. All losses and all expenses incurred, including attorney fees, litigation fees, preservation fees, execution fees, appraisal fees, and auction fees, shall be borne by Party B.

Article XVII Miscellaneous

17.1 This Contract is signed based on the investment attraction agreement and the fact of the lease. Matters not covered herein may be agreed upon by the three parties and a supplementary agreement may be signed separately. The supplementary articles and annexes attached hereto shall constitute an integral part of this Contract.

17.2 This Contract shall be made in six originals, with two copies each for Party A, Party B and Party C.

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Party A: Changzhou Hongce Urban Development and Construction Co., Ltd.

Party B: YLAN Technology (Changzhou) Co., Ltd.

Party C: Jiangsu Changzhou Tianning Economic Development Zone Management Committee

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